Q1 2021 Earnings Release April 28, 2021 David Graziosi, President & Chief Executive Officer Fred Bohley, Senior Vice President & Chief Financial Officer Exhibit 99.2

Safe Harbor Statement The following information contains, or may be deemed to contain, “forward-looking statements” (as defined in the U.S. Private Securities Litigation Reform Act of 1995). The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although forward-looking statements reflect management’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date the statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to: the duration and spread of the COVID-19 pandemic, including new variants of the virus and the pace and availability of vaccines, mitigating efforts deployed by government agencies and the public at large, and the overall impact from such outbreak on economic conditions, financial market volatility and our business, including but not limited to the operations of our manufacturing and other facilities, our supply chain, our distribution processes and demand for our products and the corresponding impacts to our net sales and cash flow; increases in cost, disruption of supply or shortage of raw materials or components used in our products, including as a result of the COVID-19 pandemic; risks related to our substantial indebtedness; our participation in markets that are competitive; the highly cyclical industries in which certain of our end users operate; uncertainty in the global regulatory and business environments in which we operate; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments, competitive threats and changing customer needs; the concentration of our net sales in our top five customers and the loss of any one of these; the failure of markets outside North America to increase adoption of fully automatic transmissions; the success of our research and development efforts, the outcome of which is uncertain; U.S. and foreign defense spending; risks associated with our international operations, including increased trade protectionism; general economic and industry conditions; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; our ability to identify, consummate and effectively integrate acquisitions; labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers; and our intention to pay dividends and repurchase shares of our common stock. Allison Transmission cannot assure you that the assumptions made in preparing any of the forward- looking statements will prove accurate or that any long-term financial goals will be realized. All forward-looking statements included in this presentation speak only as of the date made, and Allison Transmission undertakes no obligation to update or revise publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise. In particular, Allison Transmission cautions you not to place undue weight on certain forward-looking statements pertaining to potential growth opportunities, long-term financial goals or the value we currently ascribe to certain tax attributes set forth herein. Actual results may vary significantly from these statements. Allison Transmission’s business is subject to numerous risks and uncertainties, which may cause future results of operations to vary significantly from those presented herein. Important factors that could cause actual results to differ materially are discussed in Allison Transmission’s Annual Report on Form 10-K for the year ended December 31, 2020.

Non-GAAP Financial Information We use Adjusted EBITDA and Adjusted EBITDA as a percent of net sales to measure our operating profitability. We believe that Adjusted EBITDA and Adjusted EBITDA as a percent of net sales provide management, investors and creditors with useful measures of the operational results of our business and increase the period-to-period comparability of our operating profitability and comparability with other companies. Adjusted EBITDA as a percent of net sales is also used in the calculation of management’s incentive compensation program. The most directly comparable U.S. generally accepted accounting principles (“GAAP”) measure to Adjusted EBITDA and Adjusted EBITDA as a percent of net sales is Net income and Net income as a percent of net sales, respectively. Adjusted EBITDA is calculated as the earnings before interest expense, income tax expense, amortization of intangible assets, depreciation of property, plant and equipment and other adjustments as defined by Allison Transmission, Inc.’s, the Company’s wholly-owned subsidiary, Second Amended and Restated Credit Agreement. Adjusted EBITDA as a percent of net sales is calculated as Adjusted EBITDA divided by net sales. We use Adjusted Free Cash Flow to evaluate the amount of cash generated by our business that, after the capital investment needed to maintain and grow our business and certain mandatory debt service requirements, can be used for repayment of debt, stockholder distributions and strategic opportunities, including investing in our business. We believe that Adjusted Free Cash Flow enhances the understanding of the cash flows of our business for management, investors and creditors. Adjusted Free Cash Flow is also used in the calculation of management’s incentive compensation program. The most directly comparable GAAP measure to Adjusted Free Cash Flow is Net cash provided by operating activities. Adjusted Free Cash Flow is calculated as Net cash provided by operating activities, excluding non-recurring restructuring charges, after additions of long-lived assets.

Call Agenda Q1 2021 Performance 2021 Guidance Update

Q1 2021 Performance Summary ($ in millions) Q1 2021 Q1 2020 % Variance Net Sales $588 $637 (7.7%) Gross Margin % 49.5% 51.2% (170) bps Net Income $120 $139 (13.7%) Adjusted EBITDA(1) $222 $257 (13.6%) See Appendix for a reconciliation from Net Income. Commentary Net Sales: decrease was principally driven by lower demand in the North America On-Highway, Global Off-Highway and Service Parts, Support Equipment & Other end markets partially offset by higher demand in the Outside North America On-Highway and Defense end markets and price increases on certain products. Gross Margin: decrease was principally driven by lower net sales and unfavorable material costs partially offset by price increases on certain products. Net Income: decrease was principally driven by lower gross profit partially offset by lower interest expense, as a result of the refinancing of our long-term debt in November 2020. Adjusted EBITDA: decrease was principally driven by lower gross profit and increased incentive compensation expense partially offset by lower commercial activities spending.

Q1 2021 Sales Performance ($ in millions) End Markets Q1 2021 Q1 2020 % Variance Commentary North America On-Hwy $319 $352 -9.4% Principally driven by the continuing effects of the pandemic North America Off-Hwy $2 $8 -75.0% Principally driven by lower demand for hydraulic fracturing applications Defense $45 $40 12.5% Principally driven by higher demand for tracked vehicle applications Outside North America On-Hwy $84 $72 16.7% Principally driven by higher demand in Asia Outside North America Off-Hwy $16 $27 -40.7% Principally driven by lower demand in the energy sector Service Parts, Support Equipment & Other $122 $138 -11.6% Principally driven by lower demand for North America service parts Total $588 $637 -7.7%

Q1 2021 Financial Performance

($ in millions, except per share data)	Q1 2021	Q1 2020	$ Var	% Var	Commentary
Net Sales	$588	$637	($49)	-7.7%	Decrease was principally driven by lower demand in the North America On-Highway, Global Off-Highway and Service Parts, Support Equipment & Other end markets partially offset by higher demand in the Outside North America On-Highway and Defense end markets and price increases on certain products.
Cost of Sales	$297	$311	$14	4.5%	
Gross Profit	$291	$326	($35)	-10.7%	Decrease was principally driven by lower net sales and unfavorable material costs partially offset by price increases on certain products
Operating Expenses					
Selling, General and Administrative	$73	$75	$2	2.7%	Decrease was principally driven by lower commercial activities spending and lower intangible amortization expense
Engineering – Research and Development	$38	$36	($2)	-5.6%	Increase was principally driven by the intra-year timing of product initiatives spending
Total Operating Expenses	$111	$111	$0	0.0%	
Operating Income	$180	$215	($35)	-16.3%	
Interest Expense, net	($29)	($33)	$4	-12.1%	Decrease was principally driven by lower interest rates related to long-term debt refinancing in the fourth quarter of 2020 that extended maturities at lower fixed interest rates
Other Income (Expense), net	$3	($1)	$4	-400.0%	Change was principally driven by favorable foreign exchange on intercompany financing
Income Before Income Taxes	$154	$181	($27)	-14.9%	
Income Tax Expense	($34)	($42)	$8	-19.0%	Decrease was principally driven by decreased taxable income
Net Income	$120	$139	($19)	-13.7%	
Diluted Earnings Per Share	$1.07	$1.20	($0.13)	-10.8%	Q1 2021: 112M shares; Q1 2020: 116M shares
Adjusted EBITDA[1]	$222	$257	($35)	-13.6%	

(1) See appendix for the reconciliation from Net Income.

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Allison Transmission

Q1 2021 Cash Flow Performance ($ in millions) Q1 2021 Q1 2020 $ Variance % Variance Commentary Net Cash Provided by Operating Activities $128 $148 ($20) (13.5%) Principally driven by higher operating working capital requirements and lower gross profit partially offset by lower cash incentive compensation expense and lower cash income taxes CapEx $21 $21 $0 0.0% Adjusted Free Cash Flow (1) $107 $127 ($20) (15.7%) Driven by lower net cash provided by operating activities ($ in millions) Q1 2021 Q1 2020 $ Variance % Variance Commentary Operating Working Capital(2) Percentage of LTM Sales 16.7% 12.7% N/A 400 Bps Principally driven by reduced LTM Net Sales Cash Paid for Interest $7 $8 ($1) (12.5%) Cash Paid for Income Taxes $1 $6 ($5) (83.3%) Principally driven by intra-year timing of payments See Appendix for a reconciliation from Net Cash Provided by Operating Activities. Operating Working Capital = A/R + Inventory – A/P.

2021 Guidance Update ($ in millions) Guidance Commentary Net Sales $2,325 to $2,475 Guidance reflects higher demand in the global On-Highway, Service Parts, Support Equipment & Other and North America Off-Highway end markets as a result of the ongoing global economic recovery and price increases on certain products. Net Income $395 to $465 Adjusted EBITDA $795 to $885 Net Cash provided by Operating Activities $585 to $655 Adjusted Free Cash Flow $415 to $475 Net Cash Provided by Operating Activities less Capital Expenditures Capital Expenditures $170 to $180

APPENDIX Non-GAAP Financial Information

Non-GAAP Reconciliations (1 of 3)

Adjusted EBITDA reconciliation

$ in millions, Unaudited	For the year ended December 31,					Three months ended March 31,		Last twelve months ended March 31,
	2016	2017	2018	2019	2020	2020	2021	2021
Net income (GAAP)	**$215**	**$504**	**$639**	**$604**	**$299**	**$139**	**$120**	**$280**
plus:								
Interest expense, net	101	103	121	134	137	33	29	133
Income tax expense	126	23	166	164	94	42	34	86
Loss associated with impairment of long-lived assets	—	—	—	2	—	—	—	—
Technology-related investment expenses	1	16	3	—	—	—	—	—
Impairments	—	32	4	—	—	—	—	—
Environmental remediation	—	—	—	(8)	—	—	—	—
Amortization of intangible assets	92	90	87	86	52	16	12	48
Depreciation of property, plant and equipment	84	80	77	81	96	22	25	99
Stockholder activism expenses	4	—	—	—	—	—	—	—
Dual power inverter module extended coverage	1	(2)	—	—	—	—	—	—
Restructuring charges	—	—	—	—	14	—	—	14
UAW Local 933 signing bonus	—	10	—	—	—	—	—	—
UAW Local 933 retirement incentive	—	—	15	5	7	—	—	7
Unrealized (gain) on commodity hedge contracts	(2)	—	—	—	—	—	—	—
Unrealized loss/(gain) on foreign exchange	1	—	3	—	2	2	(1)	(1)
Expenses related to long-term debt refinancing	12	—	—	1	13	—	—	13
Acquisition-Related Earnouts	—	—	—	1	1	—	—	1
Stock-based compensation expense	9	12	13	13	17	3	3	17
Adjusted EBITDA (Non-GAAP)	**$644**	**$868**	**$1,128**	**$1,083**	**$732**	**$257**	**$222**	**$697**
Net Sales (GAAP)	**$1,840**	**$2,262**	**$2,713**	**$2,698**	**$2,081**	**$637**	**$588**	**$2,032**
Net income as a percent of net sales	**11.7%**	**22.3%**	**23.6%**	**22.4%**	**14.4%**	**21.8%**	**20.4%**	**13.8%**
Adjusted EBITDA as a percent of net sales	**35.0%**	**38.4%**	**41.6%**	**40.1%**	**35.2%**	**40.3%**	**37.8%**	**34.3%**

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Allison Transmission

Non-GAAP Reconciliations (2 of 3) Adjusted Free Cash Flow reconciliation

Non-GAAP Reconciliations (3 of 3) Guidance Reconciliation